Exhibit 10.2

EXECUTION VERSION

SUPPORT AND STANDSTILL AGREEMENT

This Support and Standstill Agreement (this “Agreement”) is made and entered into as of August 12, 2015, by and among Fidelity National Information Services, Inc., a Georgia corporation (“Parent”), and the other Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

A. On August 12, 2015, SunGard, a Delaware corporation (the “Company”), Parent, Merger Sub 1, Merger Sub 2, Merger Sub 3 and SCCII entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for the merger of Merger Sub 1 with and into the Company, the merger of Merger 1 Surviving Corporation with and into Merger Sub 2, the merger of Merger Sub 3 with and into SCCII and the merger of Merger 2 Surviving Corporation with and into Merger Sub 2 (collectively the “Mergers”).

B. The Stockholders agree to enter into this Agreement with respect to (x) all Class A Common Stock of the Company, par value $0.001 per share, and Class L Common Stock of the Company, par value $0.001 per share (collectively, the “Company Common Stock”) and all 11.5% Cumulative Preferred Stock, par value $0.001 per share (the “SCCII Preferred Stock”) of SCCII that the Stockholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record and (y) from and after the Effective Time, all Voting Stock (as defined below) that each Stockholder owns, beneficially or of record, or thereafter acquires.

C. The Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Company Common Stock and SCCII Preferred Stock as are indicated opposite each of their names on Schedule A attached hereto.

D. Substantially concurrently herewith, certain other stockholders of the Company and SCCII have entered into Support and Standstill Agreements with Parent in the form hereof (the “Other Stockholders”)

E. Each of Parent and the Stockholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock (or any securities convertible, exchangeable for or otherwise exercisable to acquire such Voting Stock) which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-l(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned (within the meaning set forth in Rule 13d-3 or Rule 13d-5(b)(i) of the rules and regulations promulgated under the Exchange Act) Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof.

“Final Lock-Up Period” shall mean the period from the Effective Time to the date that is one day past the one hundred eighty (180) day anniversary of the Effective Time.

“Initial Lock-Up Period” shall mean the period from the Effective Time to the date that is one day past the ninety (90) day anniversary of the Effective Time.

“Permissible Group Activities” shall mean forming, joining or in any way participating in a 13D Group (a) solely between or among the Stockholders and/or any of the Other Stockholders, but solely, in respect of the disposition of their respective Voting Stock, or (b) between or among the Stockholders and their affiliates who have executed a joinder to this Agreement reasonably satisfactory to Parent (but in no event more restrictive than the terms of this Agreement), evidencing such affiliate’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder, solely in respect of Voting Stock acquired by such Stockholders and such affiliates as consideration pursuant to the Merger Agreement.

“Seahawk Securities” means, collectively, any Company Common Stock or SCCII Preferred Stock, any securities convertible into or exchangeable for any of the foregoing, or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Standstill Period” shall mean the period beginning at the Effective Time and ending on the date when the Stockholders party to this Agreement no longer Beneficially Own an aggregate of at least 0.5% of the Voting Stock of Parent.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding (a) entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and (b) any transfer which may otherwise be deemed to have occurred as a result of Permissible Group Activities.

“Voting Stock” shall mean shares of the common stock, par value $0.01, of Parent (“Parent Common Stock”) and any other securities of Parent having the ordinary power to vote in the election of members of the Board of Directors of Parent.

2. Agreement to Retain the Company Common Stock and the SCCII Preferred Stock.

2.1 No Transfer of Seahawk Securities. Until the Expiration Time, each Stockholder agrees not to (a) Transfer any Seahawk Securities or (b) deposit any Seahawk Securities into a voting trust or enter into a voting agreement with respect to Seahawk Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Stockholder may Transfer any such Seahawk Securities to any other Stockholder or any affiliate of any such Stockholders if the transferee of such Seahawk Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder.

2.2 Additional Purchases. Until the Expiration Time, each Stockholder agrees that any Seahawk Securities that such Stockholder purchases or otherwise hereinafter acquires or with respect to which such Stockholder otherwise acquires sole or shared voting power (other than by virtue of Permissible Group Activities) after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Stockholder as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Seahawk Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Agreement to Consent and Approve.

3.1 Following the date hereof, Parent intends to file with the SEC a registration statement on Form S-4 in connection with the issuance of the shares of Parent Common Stock in the Merger (the “Form S-4”). Hereafter until the Expiration Time, each Stockholder agrees that except as otherwise agreed with Parent, promptly following the Form S-4 being declared effective by the SEC and receipt by such Stockholder of the proxy statement, information statement, consent solicitation statement or similar document of the Company with respect to the solicitation of consents from the Company’s stockholders with respect to the Required Stockholder Approval included as a prospectus/consent solicitation in the Form S-4 (the “Company Statement”), such Stockholder shall execute and deliver a written consent adopting the Merger Agreement and approving the Mergers for purposes of Delaware Law, the Company Charter and as required under the Company Principal Investor Agreement or otherwise to achieve the Required Stockholder Approval, substantially in the form attached hereto as Exhibit A, and that it will thereafter not revoke, withdraw or repudiate such written consent. Such written consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable. Hereafter until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Seahawk Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Seahawk Securities that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Required Stockholder Approval and the consummation of the Mergers.

3.2 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Common Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement or as required under the Company Principal Investor Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Company Common Stock currently or hereinafter owned by such Stockholder in favor of the foregoing.

3.3 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all Seahawk Securities (to the extent such Seahawk Securities are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to any merger agreement or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of all or substantially all of the assets, tender offer, exchange offer, reorganization, recapitalization, dissolution, liquidation or winding up of, by or involving the Company, SCCII or any of the Company Subsidiaries. No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Agreement Not to Exercise Appraisal Rights; Litigation. The Stockholders shall not exercise, and hereby irrevocably and unconditionally waive, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Seahawk Securities that may arise in connection with the Mergers or the Merger Agreement. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub 1, Merger Sub 2, Merger Sub 3, SCCII or the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Standstill and Additional Post-Effective Time Covenants.

5.1 Standstill. During the Standstill Period, each Stockholder agrees that it will not, without the prior written consent of Parent, directly or indirectly:

(a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (but excluding any action by Parent such as a stock dividend, stock split or subdivision of Voting Stock or any acquisition as a result of any Permissible Group Activities), (i) in the case of such Stockholder, Beneficial Ownership of any Voting Stock of Parent other than such Voting Stock of Parent received by it or another Stockholder as consideration pursuant to the terms of the Merger Agreement, and (ii) in the case of any such Stockholder, Beneficial Ownership of any Voting Stock of Parent if after giving effect to such acquisition such Stockholder would Beneficially Own more than 5% of the outstanding shares of Voting Stock of Parent;

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities Exchange Commission), or seek to advise or influence any Person with respect to the voting of any Voting Stock of Parent;

(c) separately or in conjunction with any other Person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions) (including to the Board of Directors of Parent), any Extraordinary Transaction. “Extraordinary Transaction” means any of the following involving Parent or any of its Subsidiaries or its or their securities or a material amount of the assets or businesses of Parent or any of its Subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of, or joint venture or other partnership with respect to, material assets, or the liquidation or dissolution of Parent;

(d) form, join or in any way participate in a 13D Group (other than any Permissible Group Activities);

(e) present at any annual meeting or any special meeting of Parent’s stockholders or through action by written consent any proposal for consideration for action by stockholders or propose any nominee for election to the Board or seek the removal of any member of the Board;

(f) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in Parent’s proxy card for an annual meeting or a special meeting) or deposit any of the Voting Stock (or any securities convertible, exchangeable for or otherwise exercisable to acquire such Voting Stock) held by such Stockholder in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

(g) issue, or cause to be issued, any public disclosure, statement or announcement (including the filing or furnishing of any document or report with the Securities and Exchange Commission or any other governmental agency) in support of or against any solicitation described in clause (b) above;

(h) make any request or investigate under Sections 14-2-1602, 14-2-1603 and 14-2-720 of the Georgia Business Corporation Code; or

(i) request Parent or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 5.1; provided that any Stockholder may confidentially request Parent to amend or waive any provision of this Section 5.1 in a manner that would not be reasonably likely to require public disclosure by Parent or such Stockholder.

5.2 [Reserved].

5.3 Release. Effective as of the Effective Time, each Stockholder, on behalf of itself and its successors, assigns, heirs and beneficiaries and, to the extent acting in a representative capacity, such Persons’ creditors, representatives, agents, affiliates and attorneys of any of them (collectively, the “Releasing Parties”), hereby fully and finally releases, acquits and forever discharges Parent, the Merger Subs, the Company and each of their respective Subsidiaries, and each of their respective direct or indirect directors, officers, employees, partners, equityholders, members, affiliates, financial advisors, attorneys, accountants, consultants, agents, representatives and predecessors (collectively, the “Released Parties”), from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, claims, counterclaims, demands, liabilities, obligations, damages, costs, expenses, compensation and other relief of every kind and nature whatsoever, at law or in equity, whether known or unknown, in each case, which exist at the Effective Time (“Claims”), which such Releasing Parties, or any of them, had, has, or may have arising from, connected or related to, or caused by any event, occurrence, cause or thing, of any type whatsoever, or otherwise, arising out of or relating to or accruing from (x) their ownership of equity securities of the Company or any of its Subsidiaries or (y) the Amended and Restated Management Agreement, dated March 31, 2014, by and among SDS, the Company, SCCII, SunGard Holding Corp., SunGard Holdco LLC, Bain Capital Partners, LLC, Blackstone Communications Advisors I LLC, Blackstone Management Partners IV L.L.C., Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners L.L.C., Silver Lake Management Company, L.L.C. and TPG GenPar IV, L.P. and any other Affiliate Agreement terminated pursuant to Section 6.15 of the Merger Agreement (other than any provision of any such Affiliate Agreement which survives pursuant to Section 6.15 of the Merger Agreement); provided, however, that nothing in this Section 5.3 shall be construed to release, acquit or discharge any Claims or rights that any of the Releasing Parties had, have or may have (A) as an officer or director of any of the Company or any of its Subsidiaries with respect to any Claims or rights to indemnification under such entities’ certificate of incorporation or by-laws (or equivalent organizational documents), each as amended to date, or under applicable law, (B) as an employee of the Company or any of its Subsidiaries or (C) pursuant to this Agreement, the Merger Agreement, the Registration Rights Agreement and any other agreement entered into in connection with any of the foregoing (if a party thereto), (the “Release”). Such Stockholder acknowledges that the consideration payable to such Stockholder as a result of the Mergers provides good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in the Release and this Agreement. Such Stockholder agrees that it will not, and will cause the Releasing Parties not to, institute any litigation, lawsuit, claim or action against any Released Party with respect to any and all claims released in this Agreement. Such Stockholder hereby represents and warrants that it has access to adequate information regarding the terms of this Release, the scope and effect of the releases set forth herein, and all other matters encompassed by this release to make an informed and knowledgeable decision with regard to entering into this Release and has not relied on the Released Parties in deciding to enter into this Release and has instead made such Stockholder’s own independent analysis and decision to enter into this Release.

5.4 Non-Solicitation. Each Stockholder shall not, for a period of one (1) year after the Effective Time, directly or indirectly (a) encourage, induce or otherwise solicit (or in any manner, attempt to encourage, induce or solicit) any member of executive management of the Company set forth on Schedule B hereto to terminate such Person’s employment with the Company or any of its Subsidiaries, or (b) hire any such Person; provided that the foregoing shall not be violated by (i) general advertising not targeted at any such Person, or (ii) soliciting or hiring any Person who has been terminated by the Company.

5.5 Transfer Restrictions.

(a) No Transfer of Voting Stock. (i) During the Initial Lock-Up Period, each Stockholder agrees, with respect to any Voting Stock acquired pursuant to the terms of the Merger Agreement, not to Transfer any such Voting Stock or interest therein or agree to or consummate any economic equivalent transactions (e.g. sell puts), provided, however, that during the Initial Lock-Up Period, such Stockholder shall be permitted to Transfer up to twenty-five percent (25%) of the aggregate number of shares of Voting Stock acquired by such Stockholder pursuant to the terms of the Merger Agreement, and (ii) during the Final Lock-Up Period, each Stockholder agrees, with respect to any Voting Stock acquired pursuant to the terms of the Merger Agreement, not to Transfer any such Voting Stock or interest therein or agree to or consummate any economic equivalent transactions (e.g. sell puts), provided, however, that during the Final Lock-Up Period, such Stockholder shall be permitted, to Transfer up to fifty percent (50%) of the aggregate number of shares of Voting Stock acquired by such Stockholder pursuant to the terms of the Merger Agreement, less any shares so transferred during the Initial Lock-Up Period. For the avoidance of doubt, following the expiration of the Final Lock-Up Period, there shall be no restrictions under this Agreement on Transfers of any Voting Stock acquired pursuant to the terms of the Merger Agreement by the Stockholders other than as provided in Section 5.5(c).

(b) The limitations set forth in Section 5.5(a) shall not apply to (w) any Transfer as to which Parent gives its written consent, (x) any underwritten public offering or marketed block trade to an unaffiliated third party or (y) any Transfer to another Stockholder or any of their affiliates who has executed a joinder to this Agreement reasonably satisfactory to Parent (but in no event more restrictive than the terms of this Agreement), evidencing such affiliate’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder and (z) any Transfer solely to tender into a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) or by Parent; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding Parent Common Stock and (B) as of the expiration of such offer (x) no shareholder rights plan or analogous “poison pill” of Parent is in effect or (y) the board of directors of Parent has affirmatively publicly recommended to Parent’s shareholders that such shareholders tender into such offer and has not publicly withdrawn or changed such recommendation (any such transaction, an “Approved Change of Control”. Each Stockholder will advise Parent on reasonable request as to the number of shares of Voting Stock then held by such Stockholder.

(c) During the Standstill Period, each Stockholder agrees, with respect to any Voting Stock acquired pursuant to the terms of the Merger Agreement, not to Transfer any of the Voting Stock or any other equity security of Parent or any of its Subsidiaries without the prior written consent of Parent to any Person (other than Parent) who prior to or after giving effect to such Transfer would, to the knowledge of such Stockholder, Beneficially Own five percent (5%) or more of the Voting Stock of Parent (including any securities convertible, exchangeable for or otherwise exercisable to acquire such Voting Stock within sixty (60) days of such Transfer), other than (i) in the case of an investment fund, to a limited partner of such fund in connection with pro rata distributions to all limited partners of such investment fund, (ii) block trades to investors who immediately following such trade would be eligible to report their holding on Schedule 13G, (iii) underwriters in connection with underwritten offerings or financial institutions as intermediaries in block trades and (iv) in connection with and Approved Change of Control.

(d) Unpermitted Transfers. Any Transfer or attempted Transfer in violation of this Section 5.5 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

5.6 Legend on Securities. At the Effective Time, Parent may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement; provided that no such notation or instructions shall apply to twenty-five percent (25%) of the aggregate number of shares of Voting Stock acquired by such Stockholder pursuant to the terms of the Merger Agreement, and provided further that Parent shall remove any such notation and/or cause any such transfer agent or registrar to remove any such restrictions on Transfer (i) ninety (90) days following the Closing Date, from an additional twenty-five percent (25%) of the aggregate number of shares of Voting Stock acquired by such Stockholder, and (ii) six (6) months following the Closing Date, from the remaining shares of Voting Stock acquired by such Stockholder.

6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

6.1 Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6.2 Ownership of the Company Common Stock and the SCCII Preferred Stock. As of the date hereof, such Stockholder is the owner of the shares of Company Common Stock and the SCCII Preferred Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) created by the Company Principal Investor Agreement, the Company Registration Rights Agreement or the Company Stockholders Agreement or (iii) as disclosed on Schedule A. Such Stockholder has and will have until the Expiration Time either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Company Common Stock and all SCCII Preferred Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of the Company or SCCII, other than the shares of Company Common Stock and SCCII Preferred Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Company or SCCII, except pursuant to the Company Principal Investor Agreement and the Company Stockholders Agreement or as set forth on Schedule A opposite such Stockholder’s name.

6.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default)

under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock or SCCII Preferred Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

6.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

6.5 Absence of Other Voting Agreement. Except for this Agreement, the Merger Agreement, the Company Principal Investor Agreement and the Company Stockholders Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Company Common Stock, SCCII Preferred Stock or other equity securities of the Company or SCCII owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Company Common Stock, SCCII Preferred Stock or other equity securities of the Company or SCCII owned by such Stockholder (other than as contemplated by this Agreement).

7. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any of the Stockholders’ designees serving on the board of directors of the Company or of SCCII from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company or of SCCII, as the case may be. Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Company Common Stock or SCCII Preferred Stock.

8. Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until fully performed by the parties hereto; provided that this Agreement shall terminate at such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof; provided further that Sections 2, 3 and 6 shall terminate and have no further force and effect immediately as of and following the Effective Time.

9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Company Common Stock, SCCII Preferred Stock or

Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Company Common Stock, SCCII Preferred Stock and Voting Stock shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Company Common Stock, SCCII Preferred Stock or Voting Stock except as otherwise provided herein.

10. Exclusivity. Until the Expiration Time, each Stockholder agrees to comply with the obligations applicable to Affiliates of the Company pursuant to Section 6.3 of the Merger Agreement as if they were parties thereto.

11. Miscellaneous.

11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

11.4 Amendments and Modifications. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement signed by each of the parties hereto with respect to any of the terms contained herein.

11.5 Specific Performance; Injunctive Relief. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the non-breaching parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof and to any further equitable relief, this being in addition to any other remedy to which any party is entitled under this Agreement. The parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

11.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(i)	if to any Stockholder, to:

c/o Blackstone Management Partners IV L.L.C.
345 Park Avenue, 31st Floor
New York, NY 10154
	Attention:	David Johnson
E-mail: dave.johnson@blackstone.com

with a concurrent copy to (which shall not be considered notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
	Attention:	William R. Dougherty, Esq.
Elizabeth A. Cooper, Esq.
Email: wdougherty@stblaw.com; ecooper@stblaw.com

(ii)	if to Parent, to:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
	Attention:	Michael P. Oates
Marc M. Mayo
Email: michael.oates@fisglobal.com; marc.mayo@fisglobal.com

with a concurrent copy to (which shall not be considered notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
	Attention:	Robert S. Rachofsky, Esq.
Adam M. Turteltaub, Esq.
Email: rrachofsky@willkie.com; aturteltaub@willkie.com

or to such other address (e.g., email address) for a party as shall be specified in a notice given in accordance with this Section 11.6; provided that any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address or any of the other details specified in or pursuant to this Section 11.6 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 11.6. Nothing in this Section 11.6 shall be deemed to constitute consent to the manner or address for service of process in connection with any legal proceeding, including litigation arising out of or in connection with this Agreement.

11.7 APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY (A) EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

11.8 WAIVER OF JURY TRIAL. EACH OF PARENT AND THE STOCKHOLDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

11.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any rights, benefits, remedies, obligations or liabilities hereunder.

11.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.11 Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

11.12 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

11.13 Legal Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The headings preceding the text of articles and sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

11.14 Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses (or, in the case of costs and expenses of the Stockholders incurred prior to the Effective Time, the Company), whether or not any of the transactions contemplated hereby are consummated.

11.15 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

11.16 Other Stockholder Parties. Notwithstanding anything in this Agreement to the contrary, Parent acknowledges that certain of each Stockholder’s affiliates and other platforms trade securities and syndicated bank debt and originate loans (including the provision of debt financing for transactions similar to the transactions contemplated by the Merger Agreement) and nothing herein shall restrict the ability of such affiliates or platforms to trade securities and syndicated bank debt and originate loans in the ordinary course of business. In addition to, and without limitation of, the foregoing, notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. or any of its affiliates (other than the Stockholders); provided that it shall be considered a breach of this Agreement if any affiliate of any of the Stockholders takes any action at the direction or instruction of any of the Stockholders that would be a breach of this Agreement if such action was taken directly by such Stockholder.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Gary S. Norcross
Name:	Gary S. Norcross
Title:	President and Chief Executive Officer

[Signature page to Support and Standstill Agreement]

In witness whereof, the parties have caused this Agreement to be executed as of the date first set forth above.

BLACKSTONE CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

BLACKSTONE PARTICIPATION PARTNERSHIP IV L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

BLACKSTONE GT COMMUNICATIONS PARTNERS L.P.

By:	Blackstone Communications Management Associates I L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

BLACKSTONE FAMILY COMMUNICATIONS PARTNERSHIP L.P.

By:	Blackstone Communications Management Associates I L.L.C., its General Partner

By:	*
	Name:	David L. Johnson
	Title:	Authorized Person

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ David L. Johnson
Name: David L. Johnson

[Signature page to Support and Standstill Agreement]